Exhibit 99.1

Whipshots® by Starco Brands Shatters Expectations with Explosive Growth and Nationwide Expansion

●	Whipshots exceeded four million can sales since 2022, expanded to 39 states and D.C., and achieved more than 58,000 distribution points in 2023, a 125% increase over 2022.

●	Shipments surged past 230,000 cases in 2023, marking a 73% increase.

●	New seasonal flavors like Lime, Pumpkin Spice and Peppermint have notably enhanced sales.

●	Partnerships and campaigns with AMC Theatres and Patti’s Good Life achieved over 2 billion earned media impressions.

Santa Monica, Calif., January 16, 2024 — Starco Brands (OTCQB: STCB), developer and acquirer of behavior-changing technologies and brands that spark excitement in the everyday, is proud to highlight the significant expansion and success of its flagship product, Whipshots®. This vodka-infused whipped cream, co-founded by global artist Cardi B, has captivated consumer palates and significantly exceeded sales and distribution expectations.

“The incredible success of Whipshots reflects our commitment to innovation and understanding of consumer desires. These achievements are not just numbers; they represent the trust and enthusiasm of our consumers nationwide,” said Ross Sklar, CEO of Starco Brands. “As we continue to expand and innovate, we are excited for what the future holds for Whipshots and Starco Brands.”

Deeper Dive:

●	Impressive Sales and Distribution Milestones — Since its retail launch in February 2022, Whipshots has consistently exceeded sales expectations, selling, on average, over a quarter of a million cans monthly. Remarkably, it has surpassed four million cans sold in less than two years of retail availability. This sustained popularity is a testament to its nationwide appeal. As of 2023, Whipshots has expanded its distribution and velocity, now available online and in 39 states plus the District of Columbia. Key retailers include ABC Fine Wine & Spirits, Albertsons, Binny’s Beverage Depot, BevMo, Lee’s Discount Liquor, Liquor Barn, Fry’s, Jewel-Osco, Meijer, Pavilions, Ralphs, Safeway, Spec’s, Total Wine & More, Vons, and select Kroger and Walmart locations. Notably, December 2023 marked the highest distribution month in Whipshots’ history. In 2023, Whipshots achieved more than 58,000 points of distribution (PODs), marking a 125% increase compared to 2022.

●	Record-Breaking Shipments — Shipments in 2023 surpassed a staggering 230,000 cases, nearly 100,000 over the previous year. This represents a 73% increase, underscoring the brand’s soaring popularity and market demand.

●	Innovation and Flavor Expansion — Initially, Whipshots introduced three flavors: Vanilla, Mocha, and Caramel. Following their success, Starco Brands has innovatively introduced new Limited Time seasonal flavors - Peppermint, Lime, and Pumpkin Spice in November 2022, May 2023, and August 2023, respectively. Each new release boosted sales of the seasonal flavors and significantly lifted the core Whipshots flavors. With its robust R&D capabilities, Starco Brands plans to expand Whipshots’ “Limited Time” flavors and enhance its core flavor offerings.

●	Strategic Partnerships and Marketing Campaigns — In June 2023, Whipshots announced a significant partnership with AMC Theatre, the nation’s largest movie theatre chain. This collaboration included distribution in AMC Theatre bars and brand spots during movie previews. Furthermore, in November 2023, Whipshots launched a holiday marketing campaign with Patti’s Good Life, featuring Grammy-winning® artists Cardi B and Patti LaBelle. Combining legendary desserts with boozy whipped cream, this campaign garnered over 2 billion earned media impressions within the first four days.

About Whipshots

Developed by Starco Brands, Whipshots® is a first-of-its-kind alcoholic whipped cream that is a party in a can and launched in 2021 with Partner Cardi B. Whipshots® is a playful shot of sophistication that will indulge your curiosity and senses. A Double Gold medal recipient in the 2022 SIP Awards and Gold medal recipient in the Los Angeles International Spirits Competition, the boozy whipped cream is non-dairy (contains caseinate), does not require refrigeration and can be found next to other spirits at retail and in hospitality and entertainment locations. Follow Whipshots® @whip_shots and visit whipshots.com for more information.

About Starco Brands

Starco Brands (OTCQB: STCB) invents consumer products with behavior-changing technologies that spark excitement in the everyday. Today, its disruptive brands include Whipshots®, the world’s only vodka-infused whipped cream; Art of Sport, the body care brand designed for athletes and co-founded by Kobe Bryant; Winona®, the first indulgent theater-popcorn spray powered by air; Skylar, the only fragrance that is both hypoallergenic and safe for sensitive skin; and Soylent, the complete non-dairy nutrition brand. A modern-day invention factory to its core, Starco Brands identifies whitespaces across consumer product categories. It draws upon a portfolio of innovative formulas spanning eight product categories with limitless innovation potential. Starco Brands publicly trades on the OTCQB stock exchange so that retail investors can invest in STCB alongside accredited individuals and institutions. Visit starcobrands.com for more information.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, new product launches and product growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. All forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time. Therefore, readers are cautioned that actual results could differ materially from those expressed in forward-looking statements. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. This cautionary statement entirely qualifies all forward-looking statements in this document.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the impact of the COVID-19 pandemic, the competitive nature of the industries in which we conduct our business, general business and economic conditions, our ability to acquire suitable businesses, our ability to successfully launch new products and seize market share, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2022 and our subsequent interim reports on Form 10-Q and Form 8-K. Copies of our SEC filings are available on our website at www.starcobrands.com.

In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date hereof.

Contact:

Brian Wright

media@starcobrands.com